Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of Citizens and of FNB as of September 30, 2015 and assumes that the merger was completed on that date. The unaudited pro forma combined condensed consolidated income statement combines the historical financial information of Citizens and of FNB and gives effect to the merger as if it had been completed as of January 1, 2014 and carried forward through the interim period presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information. Certain reclassifications have been made to FNB historical financial information in order to conform to Citizens’ presentation of financial information.

The actual value of Citizens’s common stock to be recorded as consideration in the merger is based on the closing price of Citizens’s common stock as of December 11, 2015, which is the closing date of the merger.  For purposes of the pro forma financial information, the fair value of Citizens’s common stock to be issued in connection with the merger was based on Citizens’s closing stock price of $47.50 as of December 11, 2015.

The pro forma financial information includes estimated adjustments, including adjustments to record FNB’s assets and liabilities at their respective fair values, and represents Citizens’s pro forma estimates based on available fair value information as of the date of the merger agreement, updated in some cases as noted, where more recent information has been used to support estimated adjustments in the pro forma financial information.

The pro forma adjustments are subject to change depending on changes in interest rates, the components of assets and liabilities, as additional information that may become available, and as additional analyses are performed. The final allocation of the purchase price for the merger will be determined after the merger is consummated and after completion of a thorough analysis to determine the fair value of FNB’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Citizens’ statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to FNB’s stockholders’ equity, including results of operations from September 30, 2015 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

We estimate $1.2 million of Citizens pre-tax merger-related costs to be incurred in connection with the merger. These costs are related to professional fees, employee severance costs and retention bonuses, system conversion costs and other expenses that will be incurred by Citizens, which will reduce Citizens’ earnings in the 2015 fiscal year, and are excluded from the pro forma statements. We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses.  The unaudited pro forma combined condensed consolidated financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Citizens, which are contained in Citizens’ Form 10-Q for the quarter ended September 30, 2015, and of FNB, which appear elsewhere in this document.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
As of September 30, 2015 *

(in thousand)	Citizens	FNB	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

ASSETS:
Cash and cash equivalents:
Noninterest-bearing	$ 9,437	$ 32,050	$ (7,452)	(1)	$ 34,035
Interest-bearing	877	4,374	-		5,251
Total cash and cash equivalents	10,314	36,424	(7,452)		39,286
Interest bearing time deposits with other banks	6,460	-	-		6,460
Available-for-sale securities	300,630	28,771	-		329,401
Loans held for sale	1,248	-	-		1,248
Total loans	583,009	149,059	(5,384)	(2)	726,684
Allowance for loan losses	(7,045)	(1,251)	1,251	(3)	(7,045)
Loans, net	575,964	147,808	(4,133)		719,639
Premises and equipment	12,544	3,938	841	(4)	17,323
Accrued interest receivable	3,566	377	-		3,943
Core Deposit Intangible	-	-	1,641	(5)	1,641
Goodwill	10,256	-	8,748	(9)	19,004
Bank owned life insurance	20,773	4,605	-		25,378
Other assets	12,222	5,322	586	(6)	18,130
TOTAL ASSETS	$ 953,977	$ 227,245	$ 232		$ 1,181,454
LIABILITIES:
Deposits:
Noninterest-bearing	$ 106,957	$ 43,261	$ -		$ 150,218
Interest-bearing	690,891	165,754	74	(7)	856,719
Total deposits	797,848	209,015	74		1,006,937
Borrowed funds	44,657	-	-		44,657
Accrued interest payable	693	25	-		718
Other liabilities	6,875	2,378	-		9,253
TOTAL LIABILITIES	850,073	211,418	74		1,061,565
STOCKHOLDERS' EQUITY	103,904	15,827	158	(8)	119,889
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 953,977	$ 227,245	$ 232		$ 1,181,454

The accompanying notes are an integral part of these unaudited financial statements.

*Assumes that the merger was completed as of September 30, 2015 utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, core deposit intangible assets, premises and equipment, and deposits were determined by the management of Citizens and of FNB. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.

(1)
The adjustment results from the assumption that cash and cash equivalents will be used to pay for after tax one-time merger and integration expenses of FNB. A portion of these expenses have been charged against FNB’s income and result in a charge to Citizens’ goodwill. These one-time merger integration costs are estimated at approximately $2.7 million.  The adjustment also includes cash consideration of $5.6 million paid to FNB stockholders.

(2)
This adjustment includes a fair value adjustment to total loans to reflect the credit condition and interest rate premium or discount of FNB’s loan portfolio in the amount of $5.4 million, which totals 3.6% of FNB’s outstanding loan portfolio. In order to determine the adjustment related to credit deterioration, Citizens employed a detailed due diligence process. Members of Citizens’ senior management team, loan review and credit department functions, supported by its outside loan review firm, conducted a comprehensive review of FNB’s loan portfolio, underwriting methodology, loan-related policies and loan portfolio management processes. The individual loan file review included a representative sample of commercial loan relationships and adversely classified assets and watch list credits.  This analysis, although not complete, has been updated to reflect additional analyses performed to determine the fair value of FNB’s loan portfolio.  Citizens will continue to update and finalize its analyses, which may result in additional adjustments to these estimates.

The pro forma adjustment of $5.4 million includes a specific credit risk fair value adjustment on certain loans purchased with credit deterioration totaling $3.1 million and a general credit risk fair value adjustment totaling $2.3 million.  Additionally, a fair value adjustment of $31,000 is included reflecting differences in interest rates, based primarily on an analysis of current market interest rates, loan types, maturity dates and potential prepayments.

(3)
Represents the reversal of FNB’s allowance for loan losses.  Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over.

(4)	Represents the adjustment to estimate the fair value of acquired premises and equipment, based upon recent appraisals completed in December 2015.

(5)
Citizen’s estimate of the fair value of the core deposit intangible is $1.6 million on FNB’s core deposits, which was based on current financial, economic market and other conditions.  The core deposit intangible will be amortized into noninterest expense over a ten year period using sum of the year’s digits methodology.

(6)
The adjustment represents $586,000 in net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items.  The actual deferred tax adjustment will depend on facts and circumstances existing at the time of the merger.  The fair value adjustment of the net deferred tax asset assumes an effective tax rate of 34%.

(7)
The deposits include a fair value adjustment to time deposits to reflect differences in interest rates in the amount of $74,000, which was based primarily on an analysis of current market interest rates and maturity dates, which will be accreted into interest expense using a level yield methodology.

(8)
Reflects elimination of FNB’s stockholders’ equity of $15.8 million.  This amount is offset by the issuance of Citizen’s common stock totaling $15.9 million.  The value of the stock was determined by assuming that 75% of the total consideration paid will be in the form of common stock and the remaining 25% will be paid in cash.

(9)
Represents additional goodwill as a result of the merger is calculated as the fair value of consideration paid in the acquisition of FNB, less amounts allocated to fair value of identifiable assets acquired and liabilities assumed.  The purchase price, purchase price allocation, and financing of the transaction are as follows (in thousands):

Estimated Transaction Value		$ 21,604

FNB's Stockholders' Equity at September 30, 2015	15,827

Purchase Accounting Adjustments:
Gross Loans - Credit	(5,415)
Gross Loans - Rate	31
Allowance for Loan Loss Reserve Reversal	1,251
Premises and equipment	841
Core Deposit Intangible	1,641
Deposits	(74)
	(1,725)
Net Deferred Tax Asset	586
	(1,138)

Estimated FNB Transaction Related Expenses (net of tax)	(1,833)

FNB Adjusted Stockholders' Equity		12,856

Estimated Goodwill Allocation		$ 8,748

Unaudited Pro Forma Combined Condensed Consolidated Income Statement
For the Year Ended December 31, 2014 *

(in thousands, except share data)	Citizens	FNB	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans	$ 28,324	$ 6,423	$ 775	(1)	$ 35,522
Interest-bearing deposits with banks	82	82	-		164
Investment securities:
Taxable	3,337	488	-		3,825
Nontaxable	3,354	44	-		3,398
Dividends	194	-	-		194
TOTAL INTEREST AND DIVIDEND INCOME	35,291	7,037	775		43,103
INTEREST EXPENSE:
Deposits	4,347	599	(102)	(2)	4,844
Borrowed funds	606	-	-		606
TOTAL INTEREST EXPENSE	4,953	599	(102)		5,450
NET INTEREST INCOME	30,338	6,438	877		37,653
Provision for loan losses	585	212	-		797
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	29,753	6,226	877		36,856
NON-INTEREST INCOME:
Service charges	4,297	434	-		4,731
Trust	688	103	-		791
Brokerage and insurance	567	-	-		567
Investment securities gains, net	616	-	-		616
Gains on loans sold	236	45	-		281
Earnings on bank owned life insurance	507	166	-		673
Other	445	80	-		525
TOTAL NON-INTEREST INCOME	7,356	828	-		8,184
NON-INTEREST EXPENSES:
Salaries and employee benefits	11,505	3,532	-		15,037
Occupancy	1,287	585	30	(3)	1,902
Furniture and equipment	362	701	-		1,063
Professional fees	902	239	-		1,141
Federal depository insurance	461	187	-		648
Pennsylvania shares tax	686	128	-		814
Other	4,962	1,354	298	(4)	6,614
TOTAL NON-INTEREST EXPENSES	20,165	6,726	328		27,219
Income before provision for income taxes	16,944	328	549		17,821
Provision for income taxes	3,559	27	187	(5)	3,773
NET INCOME	$ 13,385	$ 301	$ 362		$ 14,048

PER COMMON SHARE DATA:
Basic	$ 4.41	$ 8.46			$ 4.16
Diluted	$ 4.40	$ 8.46			$ 4.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,038,298	35,628	301,057	(6)	3,374,983
Diluted	3,039,593	35,628	301,057	(6)	3,376,278

The accompanying notes are an integral part of these unaudited financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Income Statement
For the Nine Months Ended September 30, 2015 *

(in thousands, except share data)	Citizens	FNB	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans	$ 21,416	$ 4,773	$ 525	(1)	$ 26,714
Interest-bearing deposits with banks	103	73	-		176
Investment securities:
Taxable	2,317	399	-		2,716
Nontaxable	2,398	33	-		2,431
Dividends	168	-	-		168
TOTAL INTEREST AND DIVIDEND INCOME	26,402	5,278	525		32,205
INTEREST EXPENSE:
Deposits	3,088	423	(5)	(2)	3,506
Borrowed funds	521	-	-		521
TOTAL INTEREST EXPENSE	3,609	423	(5)		4,027
NET INTEREST INCOME	22,793	4,855	531		28,179
Provision for loan losses	360	325	-		685
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	22,433	4,530	531		27,494
NON-INTEREST INCOME:
Service charges	3,058	304	-		3,362
Trust	523	77	-		600
Brokerage and insurance	563	-	-		563
Investment securities gains, net	430	-	-		430
Gains on loans sold	183	44	-		227
Earnings on bank owned life insurance	464	128	-		592
Other	327	56	-		383
TOTAL NON-INTEREST INCOME	5,548	609	-		6,157
NON-INTEREST EXPENSES:
Salaries and employee benefits	9,118	2,569	-		11,687
Occupancy	1,064	454	23	(3)	1,541
Furniture and equipment	323	522	-		845
Professional fees	614	428	-		1,042
Federal depository insurance	348	153	-		501
Pennsylvania shares tax	602	70	-		672
Other	4,546	1,002	201	(4)	5,749
TOTAL NON-INTEREST EXPENSES	16,615	5,198	224		22,037
Income before provision for income taxes	11,366	(59)	307		11,614
Provision for income taxes	2,200	(104)	104	(5)	2,200
NET INCOME	$ 9,166	$ 45	$ 202		$ 9,413

PER COMMON SHARE DATA:
Basic	$ 3.04	$ 1.27			$ 2.81
Diluted	$ 3.03	$ 1.27			$ 2.80

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,019,202	35,628	301,057	(6)	3,355,887
Diluted	3,020,670	35,628	301,057	(6)	3,357,355

The accompanying notes are an integral part of these unaudited financial statements.

*Assumes that the merger was completed as of the beginning of the fiscal year presented and carried forward through the interim period presented using the acquisition method of accounting. Estimated fair value adjustments for loans, core deposit intangible assets, premises and equipment, and deposits were determined by the management of Citizens and of FNB. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.

(1)
The adjustment includes the accretion of 1) the accretable portion of the specific fair value credit adjustment; 2) the general credit risk fair value adjustment; and 3) the fair value interest rate adjustment reflecting differences in interest rates using level yield methodology.

(2)
Adjustment to reflect the estimated fair value of time deposits for differences in interest rates, which was based primarily on an analysis of current market interest rates and maturity dates.  This fair value adjustment will be accreted into interest expense using level yield methodology.

(3)
Adjustment to reflect the estimated fair value of acquired premises and equipment, based upon recent appraisals completed in December 2015.  The adjustment will be amortized over the remaining useful lives on a straight line basis.

(4)	Amount represents core deposit amortization of $1.6 million over ten year’s period using the sum of the year’s digits methodology.

(5)	Assumes an effective tax rate of 34%.

(6)	Represents additional shares issued by Citizens as a result of the merger, less FNB shares surrendered by FNB shareholders in the transaction.